SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    -----------------------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) January 17, 1996
                                                        ------------------------





                              GUILFORD MILLS, INC.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 Delaware                              1-6922                      13-1995928
- -------------------------------- ------------------------------------- ---------
 (State or other jurisdiction of  (Commission File Number)       (IRS Employer
  incorporation)                                         Identification  Number)



4925 West Market Street, Greensboro, N.C.                     27407
- ----------------------------------------------- ------------------------------
(Address of principal executive office)                   (Zip Code)




Registrant's telephone number, including area code          (910) 316-4000
                                                       ------------------------

      Item 7.   Financial Statements and Exhibits
On January 17, 1996, Guilford Mills, Inc. completed the acquisition of Hofmann Laces, Ltd. and affiliates pursuant to a stock purchase agreement. On February 1, 1996, Guilford Mills, Inc. filed a description of the acquisition under Item 2 of Form 8-K, and is hereby filing the financial information required under
Item 7 with this Form 8-K/A. (a) Financial Statements of businesses acquired. Page Number

Report of Independent Public Accountants.  . . . . . . . . . . . . .         F-2
Combined Balance Sheet of Hofmann Laces,  Ltd. and Affiliates as of
    December 31, 1995.     . . . . . . . . . . . . . . . . . . . . . . . . . F-3

Combined Statement of Income and Retained Earnings of Hofmann
    Laces, Ltd. and  Affiliates For the Year ended December 31, 1995. .      F-4

         Combined Statement of Cash Flows of Hofmann Laces, Ltd.
               and Affiliates For the Year ended December 31, 1995. . . . . .F-5


         Notes to Combined Financial Statements of Hofmann Laces, Ltd.
               and Affiliates - December 31, 1995. . . . . . . . . .  F-6 - F-13




          (b) The pro forma financial information furnished herein reflects the effect of the Acquisition on the consolidated financial statements of Guilford Mills, Inc.

                                                                          Page
                                                                         Number

    Unaudited Pro Forma Consolidated Financial Data . . . . . . . . . . . . F-14


    Unaudited Pro Forma Consolidated Statement of Income For
          the Year Ended October 1, 1995. . . . . . . . . . . . . . . . .  .F-14

    Unaudited Pro Forma Consolidated Statement of Income For
          the Three Months Ended December 31, 1995. . . . . . . . . . . . . F-15

    Unaudited Pro Forma Consolidated Balance Sheet as of
          December 31, 1995. . . . . . . . . . . . . . . . . . . . . . . .  F-16

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                      GUILFORD MILLS, INC.
                                                      (Registrant)




Date: April 1, 1996    By:  /s/ Terrence E. Geremski

                             --------------------------------
                             Terrence E. Geremski
                             Vice President/Chief Financial Officer
                              and Treasurer

         Hofmann Laces, Ltd. and Affiliates


         Combined Financial Statements as of December 31, 1995
         Together with Auditors' Report

Report of Independent Public Accountants




To The Stockholder and Board of Directors of
Hofmann Laces, Ltd. and Affiliates:


We have audited the accompanying combined balance sheet of Hofmann Laces, Ltd. (a New York Corporation) and Affiliates (Curtains and Fabrics, Inc. and Raschel Fashion Interknitting, Ltd.) (herein after referred to collectively as the Companies) as of December 31, 1995, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Hofmann Laces, Ltd. and Affiliates as of December 31, 1995, and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.


                           ARTHUR ANDERSEN LLP








Greensboro, North Carolina,
    March 22, 1996.

                       Hofmann Laces, Ltd. and Affiliates
                   Combined Balance Sheet -- December 31, 1995
                                 (in thousands)







                                     Assets
Current assets:
    Cash and cash equivalents                                        $ 22,628

    Accounts receivable, net                                           10,058

    Inventories                                                        28,952

    Other current assets                                                  161

                 Total current assets                                  61,799

Property and equipment , net                                           54,736

Cash surrender value of life insurance                                    187

Other assets                                                              202

                                                                     $116,924

                      Liabilities and Stockholder's Equity

Current liabilities:

    Current portion of long-term debt                              $   6,461

    Borrowings under lines of credit                                  25,702
    Accounts payable                                                   4,885

    Accrued liabilities                                                2,348
                Total current liabilities                             39,396
Long-term debt                                                        35,406

Deferred income taxes                                                    192
Commitments and contingencies (Notes 9 and 10)

Stockholder's equity:

    Common stock                                                          0

    Additional paid-in capital                                       10,867

    Retained earnings                                                31,063

                 Total stockholder's equity                          41,930

                                                                   $116,924


                 The accompanying notes to financial statements
                   are an integral part of this balance sheet.
                                       F-3

                       Hofmann Laces, Ltd. and Affiliates

               Combined Statement of Income and Retained Earnings
                      For the Year Ended December 31, 1995
                                 (in thousands)












Net sales                                                                $77,199
Costs and expenses:
    Cost of goods sold                                                    52,211
    Selling and administrative                                             9,517
                                                                          61,728
Operating income                                                          15,471
Other expenses (income):
    Interest expense                                                       3,382
    Gain on dispositions of property and equipment                       (1,350)
    Other, net                                                                24
                                                                           2,056
Income before provision for income taxes                                  13,415
Provision for income taxes                                                   309
Net income                                                                13,106
Retained earnings, January 1, 1995                                        18,802
S Corporation distributions                                              (1,652)
Reversal of deferred income taxes                                           807
Retained earnings, December 31, 1995                                    $31,063




                 The accompanying notes to financial statements
                     are an integral part of this statement.
                                       F-4

                       Hofmann Laces, Ltd. and Affiliates

                        Combined Statement of Cash Flows
                      For the Year Ended December 31, 1995
                                 (in thousands)




Cash flows from operating activities:
    Net income                                                          $13,106
    Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation and amortization                                      8,651
       Gain on disposition of property and equipment                     (1,350)
       Deferred income taxes                                                 55
       Increase in cash surrender value of life insurance                   (68)
       Change in:
          Accounts receivable                                              (224)
          Inventories                                                    (6,785)
          Other current assets                                               (4)
          Accounts payable                                                 (112)
          Accrued liabilities                                               767
                 Net cash provided by operating activities               14,036
Cash flows from investing activities:
    Capital expenditures                                                (22,995)
    Issuance of note receivable                                             (35)
    Proceeds from dispositions of property and equipment                  1,560
    Proceeds from repayments of note receivable                              29
                 Net cash used in investing activities
                                                                        (21,441)
Cash flows from financing activities:
    Lines of credit borrowings (repayments), net                         16,418
    Proceeds from issuance of long-term debt                             17,112
    Payments of long-term debt                                           (6,147)
    S Corporation distributions                                          (1,652)
                 Net cash provided by financing activities
                                                                         25,731
Net increase in cash and cash equivalents                                18,326
Cash and cash equivalents, January 1, 1995                                4,302
Cash and cash equivalents, December 31, 1995
                                                                        $22,628
Supplemental disclosures of cash information - Cash paid during the year for:
    Interest                                                           $  3,144
    Income taxes                                                             96
Schedule of noncash activities - Reversal of deferred income taxes          807




                 The accompanying notes to financial statements
                     are an integral part of this statement.
                                       F-5

                       Hofmann Laces, Ltd. and Affiliates

                     Notes to Combined Financial Statements
                                December 31, 1995
                             (dollars in thousands)




1.  Description of Business and Summary of Significant Accounting Policies:


Description of Business


Hofmann Laces, Ltd. and Affiliates (the Companies) are engaged in the production of warp knitted fabrics, including lace and plain-stretch fabrics, sold primarily to manufacturers in the home furnishings, apparel, intimate apparel and industrial/technical markets and the production of curtains, shower curtains and bedding products of knitted fabric sold primarily to the retail industry including the department store, discount store and variety store segments. Sales are primarily domestic with a small percentage of sales to foreign countries. The Companies also operate five outlet stores where certain of its products are sold directly to consumers.


Principles of Combination


The combined financial statements include the accounts of the following companies which are related through common ownership:

Hofmann Laces, Ltd.
Curtains and Fabrics, Inc.
Raschel Fashion Interknitting, Ltd.
Cobleskill Novelty Fibers, Inc. (merged into Raschel Fashion Interknitting, Ltd., in May 1995), and its wholly owned subsidiaries-
American Rehers Zwirne Corp. (dissolved in May 1995)
American Rehers Zwirne, Limited Partnership (dissolved in May 1995)

All significant intercompany accounts and transactions have been eliminated in combination.


Use of Estimates


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results may differ from those estimates.


Cash and Cash Equivalents


All investments purchased with an original maturity of three months or less are considered to be cash equivalents. The carrying amount of cash equivalents approximates fair value.

Accounts Receivable and Concentration of Credit Risk


The Companies sell fabric products to manufacturers of home furnishings and intimate apparel and sell curtains and other home furnishings of knitted fabric to major retailers throughout the United States. Sales to two major retailers amounted to approximately 43% of the Companies' total net sales in 1995. The Companies grant credit terms to customers after an evaluation of their financial condition. The Companies maintain a credit insurance policy, with a financially sound insurance company, that covers the majority of all outstanding accounts, subject to specified credit limits. Allowances for uncollectible accounts were $454 at December 31, 1995.


Inventories


Inventories are carried at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.


Property and Equipment


Property is carried at cost, and depreciation is provided for financial reporting primarily on the straight-line method. Accelerated methods are used for income tax reporting. Depreciation rates are reviewed annually and revised, if necessary, to reflect estimated remaining useful lives. The Financial Accounting Standards Board recently issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Companies will adopt SFAS No. 121 during 1996 and does not expect its provisions to have a material effect on the Companies' consolidated results of operations in the year of adoption.


Income Taxes


The stockholder of the Companies has elected under Subchapter S of the Internal Revenue Code to have the Companies income taxed directly to the stockholder. Under this election, the corporate income or loss of the S Corporations is allocated to their stockholder for inclusion in his personal federal income tax returns and accordingly, no provision for federal income taxes is required in the accompanying combined statement of income and retained earnings. In addition, state income taxes are provided for any income attributable to states that do not recognize S Corporation status.


Deferred income taxes are provided, when applicable, for timing differences between the recognition of certain income and expense items for financial reporting and income tax purposes. These differences relate primarily to different depreciation methods used for financial accounting and for tax purposes.


Foreign Currency Translation


Current assets and obligations denominated in foreign currencies are translated at the rate of exchange in effect at the balance sheet date. Unrealized gains and losses from foreign currency translation are included in the determination of net income.

Revenue Recognition


The Companies recognize sales when goods are shipped or when ownership is assumed by the customer.



2.  Inventories:


Inventories at December 31, 1995, consist of the following:


Raw materials                        $ 9,832
Work-in-process                       12,653
Finished goods                         5,544
Manufacturing supplies                   923
    Total inventories                $28,952


3.  Property and Equipment:


Property and equipment at December 31, 1995, consist of the following:


Land                                                              $     401
Buildings                                                            14,580
Machinery and equipment                                              75,467
Furniture, fixtures, computer equipment and automobiles
                                                                      3,028
                                                                     93,476
Less-Accumulated depreciation                                       (41,004)
                                                                     52,472
Construction in progress and machinery deposits                       2,264
     Total property and equipment, net                              $54,736

4.  Long-term Debt:

Long-term debt, which is collateralized by substantially all accounts receivable and property and equipment, consist of:


Industrial  Development  Revenue bond,  due in monthly  payments of $5,  through
November  1999,  interest at 80% of the prime rate (8.5% at December 31,  1995),
collateralized by mortgage on certain real property                               $ 246
Bondpayable,  due in annual payments of $555 in 1996 and $560 in 1997,  interest at 9.7% to 10%, collateralized by certain machinery and equipment, furniture and
fixtures and accounts receivable                                                  1,115
Schoharie County Industrial  Development Agency note, due in monthly payments of
$3 to $4  (including  interest at 4% to 7% per annum),  through July 1999 with a
remaining   principal  and  interest   balance  of  $351  due  in  August  1999,
collateralized by certain machinery and equipment                                   427
New  York  Job  Development  Authority  note,  due  in  monthly  payments  of $2
(including  interest at 7% per annum),  through  February 1997, with a remaining principal  balance of $200 due in March  1997,  collateralized  by  mortgage  on
certain real property                                                               216
Term note, due in monthly payments of $30 through March 1997, interest at 6.78%,
collateralized by certain equipment                                                 425
Term notes, due in monthly  payments of $63 through  November 1997,  interest at
6.94%, collateralized by certain equipment                                        1,375
Term note,  due in monthly  payments of $50  through  August  1999,  interest at
7.27%, collateralized by certain equipment                                        2,150
Herkimer County  Industrial  Development  Agency note, due in annual payments of
$30 through 1997, non-interest bearing except that in event of default, interest
upon default will be 2% per annum on unpaid principal balance, unsecured             60
Termloan, due in monthly payments of $118 through November 2000, interest at the prime rate, collateralized by certain machinery and equipment, repaid in January
1996 in connection with the acquisition of the Companies by Guilford Mills, Inc.
(see Note 11)                                                                     6,847
Termnote, due in monthly payments of $168 through December 2001, interest at the prime rate,  collateralized  by mortgages on certain real  property and personal property  of the  stockholder,  repaid in January  1996 in  connection  with the
acquisition of the Companies by Guilford Mills, Inc. (see Note 11)               11,895
Termloan,  due in monthly payments of $104 from July 1996 to June 2002, interest at the prime rate,  collateralized by certain equipment,  repaid in January 1996 in connection with the acquisition of the Companies by Guilford Mills, Inc. (see
Note 11)                                                                          7,461

Equipment  note, due in monthly  payments of $84 beginning  January 1997 through
December 2001, interest at the prime rate,  collateralized by certain equipment, repaid in January 1996 in connection  with the  acquisition  of the Companies by
Guilford Mills, Inc. (see Note 11)                                                5,011


Equipment  note,  payable to Mayer  Textile that was to be refinanced as part of the $5,011  term note  above,  repaid in February  1996 in  connection  with the
acquisition of the Companies by Guilford Mills, Inc. (see Note 11)                $ 4,598
Other,  repaid  in  January  1996 in  connection  with  the  acquisition  of the
Companies by Guilford Mills, Inc. (see Note 11)                                        41
                           Total                                                   41,867
          Less - Current portion                                                   (6,461)
          Long-term debt                                                          $35,406

The fair value of long-term debt of the Companies approximates the carrying values.


Maturities of long-term debt, not considering amounts repaid in January and February 1996 in connection with the acquisition of the Companies by Guilford Mills, Inc. (see Note 11), are as follows:


                 Year
1996                                    $  6,461

1997                                       8,774

1998                                       7,298

1999                                       7,371

2000                                       6,363

Thereafter                                 5,600
                                         $41,867

Certain of the above obligations contain negative covenants relating to net working capital and stockholder's equity, along with various other restrictions. The Companies were in compliance with these covenants or have obtained the necessary waivers to such covenants at December 31, 1995.



5.  Lines of Credit:


The Companies have bank lines of credit with aggregate borrowing limits of $11,000. Borrowings under the lines of credit bear interest at various variable market rates and are secured by accounts receivable. Borrowings are limited to 75% - 80% of eligible collateral. As of December 31, 1995, $3,780 was outstanding under the lines of credit. All amounts outstanding were repaid in January 1996 in connection with the acquisition of the Companies by Guilford Mills, Inc. (see Note 11).

The Companies also have a DM 31,000,000 revolving credit line with Landesgirokasse of Germany. The revolving credit line bears interest at variable market rates (4.9% at December 31, 1995) and expires December 1, 1996. Borrowings under the revolving credit line are collateralized by a restricted cash account deposited with Landesgirokasse of Germany. As of December 31, 1995, outstanding borrowings under the revolving credit line were $21,922 and related restricted cash deposits of $22,274 are included in cash and cash equivalents in the accompanying combined balance sheet. Borrowings under this revolving credit line were repaid with the restricted cash deposits, and the revolving credit line was terminated in January 1996 in connection with the acquisition of the Companies by Guilford Mills, Inc. (see Note 11).



6.  Income Taxes:


A portion of state income taxes for certain states in which the Companies operate are payable directly by the Companies and, as such, the provision for income taxes included in the accompanying combined statement of income and retained earnings is for these state income taxes only and does not include federal and certain state income taxes of approximately $5,200 for 1995, which otherwise would have been payable if the Companies had not elected Subchapter S status under the Internal Revenue Code.


Distributions are generally paid in amounts approximating the stockholder's personal income tax liabilities resulting from the current S Corporation earnings. Distributions of $16,500, which represents the stockholder's accumulated S Corporation earnings, were made in January 1996 in connection with the acquisition of the Companies by Guilford Mills, Inc. (see Note 11).


Prior to its merger into Raschel Fashion Interknitting, Ltd. (an S Corporation) in May 1995, Cobleskill Novelty Fibers, Inc. and subsidiaries were taxable entities for federal and state income tax purposes. The accompanying combined statement of operations and retained earnings includes provision for federal and state income taxes for these entities through the date of merger. Due to the merger, the amount of previously recorded deferred income taxes exceeds the expected future liability to the Companies by $807. This amount has been reversed and added directly to retained earnings in the accompanying combined financial statements.

7.  Capital Stock:


Capital stock at December 31, 1995, consists of the following:

                                               Par Value    Shares        Shares
                                                          Authorized   Outstanding
Hofmann Laces, Ltd., common stock                $0          200           200

Curtains and Fabrics, Inc., common stock,
    Class A voting                                0          400           376

Curtains and Fabrics, Inc., common stock,
    Class B nonvoting                             0          200            24

Raschel Fashion Interknitting, Ltd., common
    stock                                         0          800           698

8.  Defined Contribution Plan:


The Companies maintain a qualified defined contribution plan for all eligible full-time employees. Contributions to the plan are determined annually by the Board of Directors of the Companies. During 1995, expenses related to the plan were $517.



9.  Commitments:


The Companies lease various knitting equipment, automobiles and warehouse, stores, showroom and office space under non-cancelable operating leases through 2001. Future minimum lease payments are as follows:


            Year
1996                          $1,036

1997                             967

1998                             830

1999                             779

2000                             756

Thereafter                       126

                              $4,494

Rent expense for all operating leases was $819 for the year ended December 31, 1995.
                                      F-12

10.  Contingencies:


The Companies are involved in various litigation and environmental matters arising in the ordinary course of business. Although the final outcome of these legal and environmental matters cannot be determined, based on the facts presently known, it is management's opinion that the final resolution of these matters will not have a material adverse effect on the Companies' financial position or future results of operations.



11.  Subsequent Event:


On January 12, 1996, 100% of the outstanding common stock of the Companies was sold to Guilford Mills, Inc., an SEC registrant that produces, processes and sells warp and circular knit fabrics and woven velours. The purchase price consists of a cash payment equal to the combined net worth of the Companies as of December 31, 1995, 200,000 shares of Guilford Mills, Inc. common stock and a contingent payment in accordance with a formula based on Guilford Mills, Inc.'s price-earnings multiple and the Companies' average annual after-tax net income for the five-year period ending on December 31, 2000.

                       Unaudited Pro Forma Financial Data

The following unaudited pro forma consolidated statements of income for the year ended October 1, 1995 and the three months ended December 31, 1995 and the unaudited pro forma consolidated balance sheet as of December 31, 1995 were prepared to illustrate the estimated effects of the Acquisition. The unaudited pro forma consolidated statements of income present the consolidated results of operations of Guilford Mills, Inc. (the Company) as if the Acquisition had occurred as of the beginning of each period presented. The unaudited pro forma consolidated balance sheet as of December 31, 1995 reflects the Acquisition as if it had occurred on that date. The unaudited pro forma consolidated financial statements are based upon the respective historical financial statements. The pro forma consolidated financial data does not purport to represent what the Company's financial position or results of operations would actually have been if the Acquisition had occurred on December 31, 1995 or as of the beginning of each period presented nor does the pro forma consolidated financial data purport to be indicative of future results. The pro forma consolidated financial data should be read in conjunction with the audited consolidated financial statements of the Company filed with the Securities Exchange Commission in its Annual Report on Form 10-K for the fiscal year ended October 1, 1995 and the unaudited condensed consolidated financial statements of the Company filed with the Securities Exchange Commission in its Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 and the notes thereto.

              Unaudited Pro Forma Consolidated Statement of Income
                       For the Year Ended October 1, 1995
                      (in thousands, except per share data)

                                                                   Combined                             Pro Forma
                                          Consolidated        Hofmann Laces, Ltd.                      Consolidated
                                      Guilford Mills, Inc.      and Affiliates                          Statement
                                       For the Year Ended     For the Year Ended      Pro Forma            of
                                         October 1, 1995       December 31, 1995     Adjustments         Income
                                      ---------------------- ---------------------- -------------------- ---------------------

Net Sales                             $782,518               $ 77,199               $  --              $859,717

Cost and Expenses:
Cost of  goods sold                    644,344                 52,211                 286       (1)     696,841
Selling and administrative              70,358                  9,517                 251       (2)      80,126
                                      ---------------------- ---------------------- -------------- ----- ---------------------
                                       714,702                 61,728                 537               776,967
                                      ---------------------- ---------------------- -------------- ----- ---------------------

Operating Income                        67,816                 15,471                (537)               82,750

Other Expenses:
Interest Expense                        14,122                 3,382                1,676       (3)      19,180
Other Expenses (income),net              3,506                (1,326)                --                   2,180
                                      ---------------------- ---------------------- -------------- ----- ---------------------
                                        17,628                 2,056                1,676                21,360
                                      ---------------------- ---------------------- -------------- ----- ---------------------

Income Before Income Taxes              50,188                13,415               (2,213)               61,390

Income Taxes                            16,552                   309                4,317      (4)       21,178
                                      ---------------------- ---------------------- -------------- ----- ---------------------

Net Income                           $  33,636              $ 13,106            $  (6,530)           $   40,212
                                      ====================== ====================== ============== ===== =====================

Average  Shares Outstanding         13,983,000                   --               200,000      (5)   14,183,000

Net Income per Share                     $2.41                   --                   --                  $2.84
                                      ---------------------- ---------------------- -------------- ----- ---------------------

(1) Represents depreciation expense as a result of excess purchase price over book value allocation.

(2) Represents the amortization of goodwill on a 40 year life and other intangibles on an average 5 year life as a result of excess purchase price over book value allocation.

(3) Represents interest expense on the borrowings related to the purchase price of $41.9 million, partially offset by $ 0.7 million interest savings resulting from the refinancing of approximately $36 million of Hofmann Laces, Ltd. and affiliates debt. The borrowings are from the $150 million credit facility at an interest rate of 5.68%.

(4) Represents additional income tax provision of $5.2 million that results from changing the income tax filing status of Hofmann Laces, Ltd. and affiliates from S-Corporation to C-Corporation , offset by a reduction of income tax provision related to the pro forma net increase in depreciation expense, amortization expense and interest expense.

(5) Represents 200,000 shares of Guilford Mills, Inc. common stock delivered to the seller at the closing date.

              Unaudited Pro Forma Consolidated Statement of Income
                  For the Three Months Ended December 31, 1995
                      (in thousands, except per share data)


                                                 Consolidated             Combined                             Pro Forma
                                             Guilford Mills, Inc.    Hofmann Laces, Ltd.                     Consolidated
                                                For the Three        and Affiliates For                        Statement
                                                 Months Ended                the                Pro Forma         of
                                              December 31, 1995      Three Months Ended       Adjustments       Income
                                                                      December 31, 1995
                                            ----------------------- ---------------------- ---------------- ----------------

Net Sales                                   $174,185                $18,665                $    --          $192,850

Cost and Expenses:
Cost of goods sold                           146,586                 14,046                     72    (1)    160,704
Selling and administrative                    19,091                  2,406                     63    (2)     21,560
                                            ----------------------- ---------------------- ---------- ----- ----------------
                                             165,677                 16,452                    135           182,264
                                            ----------------------- ---------------------- ---------- ----- ----------------

Operating Income                               8,508                  2,213                    (135)          10,586

Other Expense:
Interest Expense                               3,400                    940                      419   (3)     4,759
Other Expenses (income), net                   1,010                    (58)                   --                952
                                            ----------------------- ---------------------- ---------- ----- - ---------------
                                               4,410                    882                      419           5,711
                                            ----------------------- ---------------------- ---------- ----- ----------------

Income Before Income Taxes                     4,098                  1,331                     (554)          4,875

Income Taxes                                   1,350                     92                      229   (4)     1,671
                                            ----------------------- ---------------------- ---------- ----- ----------------

Net Income                                $    2,748                $ 1,239                    $(783)       $  3,204
                                            ======================= ====================== ========== ===== ================

Average  Shares Outstanding                 14,082,000                 --                     200,000  (5)   14,282,000

Net Income per Share                            $ .20                  --                       --               $.22
                                            ----------------------- ---------------------- ---------- ----- ---------------

(1) Represents depreciation expense as a result of excess purchase price over book value allocation.

(2) Represents the amortization of goodwill on a 40 year life and other intangibles on an average 5 year life as a result of excess purchase price over book value allocation.
(3) Represents interest expense on the borrowings related to the purchase price of $41.9 million, partially offset by $0.2 million interest savings resulting from the refinancing of approximately $36 million of Hofmann Laces, Ltd. and affiliates debt. The borrowings are from the $150 million credit facility at an interest rate of 5.68%.
(4) Represents additional income tax provision of $0.5 million that results from changing the income tax filing status of Hofmann Laces, Ltd. and affiliates from S-Corporation to C-Corporation, offset by a reduction of income tax provision related to the pro forma net increase in depreciation expense, amortization expense and interest expense.

(5) Represents 200,000 shares of Guilford Mills, Inc. common stock delivered to the seller at the closing date.

                 Unaudited Pro Forma Consolidated Balance Sheet
                             As of December 31, 1995
                                 (in thousands)

                                                                           Combined                             Pro Forma
                                                     Consolidated       Hofmann Laces,                        Consolidated
                                                   Guilford Mills,    Ltd. and Affiliates       Pro Forma        Balance
                                                         Inc.          December 31, 1995      Adjustments         Sheet
                                                  December 31, 1995
                                                  ------------------- -------------------- ----------------- ----------------
ASSETS
Cash and cash equivalents                         $   17,411           $ 22,628                $ --              $  40,039

Accounts  receivable, net                            126,254             10,058                  --                136,312
Inventories                                          114,233             28,952                  --                143,185
Prepaid income taxes                                   5,927               --                    --                  5,927
Other current assets                                   8,168                161                (487)      (1)        7,842
                                                  ------------------- -------------------- ----------- ----- -----------------
     Total current assets                            271,993             61,799                (487)               333,305

Property - net                                       238,354             54,736               2,000       (1)      295,090
Cash surrender value of life insurance,
  net of policy loans                                 38,589                187                  --                 38,776
Other                                                 19,615                202               3,025       (1)       22,842
                                                  ------------------- -------------------- ----------- ----- -----------------
     Total assets                                    568,551            116,924               4,538                690,013
                                                  ------------------- -------------------- ----------- ----- -----------------
Liabilities
Short-term borrowings                                 14,562             25,702              77,912      (2)       118,176
Current maturities of long-term debt                   2,250              6,461              (3,891)     (2)         4,820
Accounts payable                                      42,959              4,885                --                   47,844
Accrued expenses                                      32,918              2,348                 513      (1)        35,779
                                                  ------------------- -------------------- ----------- ----- -----------------
     Total current liabilities                        92,689             39,396              74,534                206,619

Long-term debt                                       164,809             35,406             (32,091)    (2)        168,124
Deferred  income taxes                                18,011                192                 --                  18,203
Other deferred liabilities                            25,002               --                   --                  25,002
Minority interest                                      1,780               --                   --                   1,780
                                                  ------------------- -------------------- ----------- ----- -----------------
     Total liabilities                               302,291             74,994              42,443                419,728
                                                  ------------------- -------------------- ----------- ----- -----------------
Stockholders' Investment
Preferred stock                                        --                  --                   --                    --
Common stock                                            393                 --                   --                   393
Capital in excess of par                             37,490             10,867               (8,466)     (1)       39,891
Retained earnings                                   286,510             31,063              (31,063)    (1)       286,510
Foreign currency translation loss                   (12,490)            --                   --                   (12,490)
Unamortized stock compensation                         (926)            --                   --                      (926)
Treasury stock, at cost                             (44,717)            --                   1,624       (1)      (43,093)
                                                  ------------------- -------------------- ----------- ----- -----------------
     Total stockholders' investment                 266,260             41,930            $(37,905)               270,285
                                                  ------------------- -------------------- ----------- ----- -----------------
     Total liabilities and stockholders'           $568,551           $116,924               4,538               $690,013
        investment                                 ------------------- -------------------- ----------- ----- -----------------

(1) The purchase price consists of three components: (i) a cash payment equal to the combined net worth of the Hofmann Laces, Ltd. and affiliates at December 31, 1995, less the loan referred to below (ii) 200,000 shares of Guilford's common stock and (iii) a contingent payment based on a formula of Guilford's price-earnings' multiple and the average annual after-tax net income for the five year period ending on December 31, 2000 of Hofmann Laces, Ltd. and affiliates. In addition, Guilford loaned $16.5 million to Hofmann Laces, Ltd. and affiliates which was equal to accumulated adjustments account which was distributed to the seller. The Company also incurred expense of $1.0 million of professional fees relating to the acquisition. Also, since a determination cannot be made as to the contingent payout, if any, no amounts have been reflected in the pro forma adjustments.

      The acquisition was accounted for using the purchase method of accounting. Because information required to determine allocation of the purchase price, such an appraisal of fixed assets and intangible assets, is incomplete at this time, the excess purchase price over book value has been classified as fixed assets and other assets which represents goodwill and other intangibles. This allocation of the purchase price is based on historical costs and management's estimates which may differ from the final allocation.

(2) Represents amount borrowed to fund the purchase price and refinance of approximately $36 million of Hofmann Laces, Ltd. and affiliates debt.

                                      F-16